Exhibit 99

CARCO/DCMOT Auto Loan Master Trust: Reconciliation of Cash Flows	Cash Flows Page 1 of 2
Collection Period: November 1, 2004 through November 30, 2004
Accrual Period: Nov 15, 2004 through Dec 14, 2004
Distribution Date: December 15, 2004

	Trust		DCMOT	DCMOT	DCMOT	DCMOT	DCMOT
	Totals		2002-A	2002-B	2003-A	2004-A	2004-B	Other
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller	55,082,993.28	*	16,948,613.32	8,474,306.66	12,711,459.99	8,474,306.66	8,474,306.66	0.00
Principal Collections from Seller	0.00	*	0.00	0.00	0.00	0.00	0.00
Investment Income on Accounts	1,102,946.98		339,368.30	169,684.15	254,526.23	169,684.15	169,684.15
Balances in Principal Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Balances in Reserve Fund Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Balances in Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Balance in Yield Supplement Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Other Adjustments	0.00		0.00	0.00	0.00	0.00	0.00	0.00

Total Available	56,185,940.26		17,287,981.62	8,643,990.81	12,965,986.21	8,643,990.81	8,643,990.81	0.00

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders	11,595,833.33		3,600,000.00	1,779,166.67	2,687,500.00	1,770,833.33	1,758,333.33
Principal Due to Note/Certificateholders	0.00		0.00	0.00	0.00	0.00	0.00
Principal to Funding Account	0.00		0.00	0.00	0.00	0.00	0.00
Move Funds to the Reserve Fund Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Move Funds to the Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Move Funds to the Yield Supplement Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Yield Supplement & Reserve Account to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00
Service Fees to Seller	5,952,380.95	*	1,831,501.83	915,750.92	1,373,626.37	915,750.92	915,750.92
Defaulted Amounts to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00
Excess Collections to Seller	38,637,725.98	*	11,856,479.79	5,949,073.22	8,904,859.84	5,957,406.56	5,969,906.56	0.00
Excess Funding Account Balance to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00

Total Disbursements	56,185,940.26		17,287,981.62	8,643,990.81	12,965,986.21	8,643,990.81	8,643,990.81	0.00

Proof	0.00		0.00	0.00	0.00	0.00	0.00	0.00

TO:
* Funds Transfer to/(from) Bank of New York :
(507,113.65)

Cash Flows Page 2 of 2

INSTRUCTIONS TO BANK OF NEW YORK

1. Receive funds from:
Chrysler	$0.00
Investment Income	1,102,946.98
Collection Account	11,000,000.00	*
Reserve & Yield Accounts	0.00
Balance in Excess Funding Account	0.00
	$12,102,946.98
2. Distribute funds to:
Series Note/Certificate Holders	$11,595,833.33
Chrysler	507,113.65
Trust Deposit Accounts	0.00
	$12,102,946.98
3. Verify account balances in Collection, Funding, Reserve & Yield Supplement Accounts.